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                                                                     EXHIBIT 4.3

                               SECOND AMENDMENT TO
                         AMERICAN RETIREMENT CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         Section 6.1 of the American Retirement Corporation Employee Stock Purchase Plan is hereby amended, effective May 20, 2003, as follows:

         1. By deleting the first sentence in its entirety and substituting therefor the following:

                  "ARC shall reserve five hundred thousand (500,000) shares of Stock for issuance upon exercise of the options granted under this Plan."